VITROTECH CORPORATION

                             STOCK OPTION AGREEMENT

      THIS STOCK OPTION AGREEMENT (the "Agreement") is entered into by and among ________________, an individual (the "Optionee"), and VITROTECH CORPORATION, a Nevada corporation (the "Company").

                                    RECITALS

      WHEREAS, the Company has heretofore adopted the VITROTECH CORPORATION 2004 STOCK OPTION PLAN (the "Plan") for the purpose of providing eligible key employees, consultants and directors of the Company and its Affiliates (as defined in the Plan), with increased incentive to render services, to exert maximum effort for the business success of the Company and to strengthen the identification of employees, consultants and directors with the shareholders. The Company, acting through its Board of Directors (the "Board") or the Compensation Committee of the Board (the "Committee"), has determined that its interests will be advanced by the issuance to Optionee of a stock option under the Plan.

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto hereby agree as follows:

      SECTION 1. GRANT OF OPTION. Subject to the terms and conditions set forth herein, the Company hereby irrevocably grants to Optionee the right and option, of the character indicated on EXHIBIT A attached hereto ("Option"), to purchase from the Company the number of shares of the Company's common stock, $0.001 par value ("Common Stock") set out on EXHIBIT A at the price per share indicated on EXHIBIT A.

      SECTION 2. OPTION PERIOD AND VESTING. The Option herein granted may be exercised by Optionee in whole or in part at any time during a period beginning on the date hereof and ending on the date set out on EXHIBIT A (the "Option Period"), subject to the limitation that said Option shall vest and become exercisable in accordance with the vesting schedule set out on EXHIBIT A. Notwithstanding anything in this Option Agreement to the contrary, the Board, in its sole discretion may waive the vesting requirement and upon written notice to Optionee, accelerate the earliest date or dates on which any of the Options granted hereunder are exercisable.

      SECTION 3. PROCEDURE FOR EXERCISE. The Option herein granted may be exercised by the delivery by Optionee of written notice to the Company setting forth the number of shares of Common Stock with respect to which the Option is being exercised. The notice shall be accompanied by, at the election of the
Optionee:

            (a) cash, cashier's check, bank draft, or postal or express money order payable to the order of the Company;

            (b) certificates representing shares of Common Stock theretofore owned by Optionee duly endorsed for transfer to the Company;

            (c) if approved by the Committee, to the extent permitted by applicable law, a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the Option Price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firm; or

            (d) any combination of the preceding, equal in the value to the aggregate exercise price.

Notice may also be delivered by telecopy provided that the exercise price of such shares is received by the Company on the same day the telecopy transmission is received by the Company. The notice shall specify the address to which the certificates for such shares are to be mailed. An option to purchase shares of Common Stock hereunder shall be deemed to have been exercised immediately prior to the close of business on the date (i) written notice of such exercise and
(ii) payment in full of the exercise price for the number of shares for which Options are being exercised, are both received by the Company and Optionee shall be treated for all purposes as the record holder of such shares of Common Stock as of such date.

      As promptly as practicable after receipt of such written notice and payment, the Company shall cause the shares being purchased to be issued to the Optionee and to record the issuance of such shares to Optionee.

      SECTION 4. TERMINATION OF EMPLOYMENT. If Optionee ceases to be employed by the Company or its Affiliates for any reason other than death or disability, any Option which is exercisable on the date of such termination of employment shall expire three-months from such date of termination of employment; provided, however, the Board or the Committee, in its sole discretion, may allow an Optionee to exercise all or a portion of the Options granted but unexercised for a period of time after Optionee's termination of employment.

      SECTION 5. DISABILITY OR DEATH. In the event the Optionee dies or is determined to be disabled while Optionee is employed by the Company, the options previously granted to Optionee may be exercised (to the extent Optionee would have been entitled to do so at the date of death or the determination of disability) at any time and from time to time, within a three-month period after such death or determination of disability, by the Optionee, the guardian of Optionee's estate, the executor or administrator of Optionee's estate or by the person or persons to whom Optionee's rights under this Option Agreement shall pass by will or the laws of descent and distribution, but in no event may the Option be exercised after its expiration under the terms of this Option Agreement. An Optionee shall be deemed to be disabled if, in the opinion of a physician acceptable to the Board or the Committee, Optionee is incapable of performing services for the Company of the kind Optionee was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician.

      SECTION 6. TRANSFERABILITY. This Option shall not be transferable by Optionee otherwise than by Optionee's will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, as amended, or the rules thereunder. During the lifetime of Optionee, the Option shall be exercisable only by Optionee. Any heir or legatee of Optionee shall take rights herein granted subject to the terms and conditions hereof. No such transfer of this Option Agreement to heirs or legatees of Optionee shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Board or the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

      SECTION 7. NO RIGHTS AS SHAREHOLDER. Optionee shall have no rights as a shareholder with respect to any shares of Common Stock covered by this Option Agreement until the Option is exercised by written notice and accompanied by payment as provided in Section 3 of this Option Agreement.

      SECTION 8. CHANGES IN CAPITAL STRUCTURE. If the outstanding shares of Common Stock or other securities of the Company, or both, for which the Option is then exercisable shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, or recapitalization, the number and kind of shares of Common Stock or subject to the Option and the exercise price, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise price.

      SECTION 9. COMPLIANCE WITH LAWS. Notwithstanding any of the other provisions hereof, Optionee agrees that he or she will not exercise the Option granted hereby, and that the Company will not be obligated to transfer any shares pursuant to this Option Agreement, if the exercise of the Option or the transfer of such shares of Common Stock would constitute a violation by Optionee or by the Company of any provision of any law or regulation of any governmental authority.

      SECTION 10. NO RIGHT TO EMPLOYMENT. Optionee who is an employee shall be considered to be in the employment of the Company so long as he or she remains an employee of the Company or its Affiliates. Any questions as to whether and when there has been a termination of such employment and the cause of such termination shall be determined by the Board, and its determination shall be final. Nothing contained herein shall be construed as conferring upon Optionee the right to continue in the employ of the Company, nor shall anything contained herein be construed or interpreted to limit the "employment at will" relationship between Optionee and the Company.

      SECTION 11. RESOLUTION OF DISPUTES. As a condition of the granting of the Option hereby, Optionee, and Optionee's heirs, personal representatives and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Board in its sole discretion and judgment and that any such determination and any interpretation by the Board of the terms of this Option Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Optionee, and Optionee's heirs, personal representatives and successors.

      SECTION 12. LEGENDS ON CERTIFICATE. The certificates representing the shares of Common Stock purchased by exercise of the Option will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

      SECTION 13. NOTICES. Every notice hereunder shall be in writing and shall be given by registered or certified mail. All notices of the exercise of any Option hereunder shall be directed to the Company as follows: VitroTech Corporation, 5 Hutton Centre Dr., Suite 700, Santa Ana, California 92707. Any notice given by the Company to Optionee shall be directed to Optionee at the address set forth on EXHIBIT A attached hereto. The Company shall be under no obligation whatsoever to advise Optionee of the existence, maturity or termination of any of Optionee's rights hereunder and Optionee shall be deemed to have familiarized himself with all matters contained herein.

      SECTION 14. "MARKET STAND-OFF" AGREEMENT. Optionee agrees that, if requested by the Company or the managing underwriter of any proposed public offering of the Company's securities, Optionee will not sell or otherwise transfer or dispose of any shares of Company common stock held by Optionee without the prior written consent of the Company or such underwriter, as the case may be, during such period of time, not to exceed one hundred eighty (180) days following the effective date of the registration statement filed by the Company with respect to such offering, as the Company or the underwriter may specify.

      SECTION 15. WITHHOLDING OF TAX. Optionee shall notify the Company of the disposition of any shares of Common Stock acquired pursuant to this Option and, to the extent that the exercise of this Option or the disposition of shares of Common Stock acquired by exercise of this Option results in compensation income to Optionee for federal or state income tax purposes, Optionee shall pay to the Company at the time of such exercise or disposition (or such other time as the law permits if Optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended) such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations; and, if Optionee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to Optionee, any tax required to be withheld by reason of such resulting compensation income or Company may otherwise refuse to issue or transfer any shares otherwise required to be issued or transferred pursuant to the terms hereof.

      SECTION 16. AGREEMENT SUBJECT TO PLAN. This Option Agreement is subject to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein be reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Option Agreement.

      SECTION 17. BINDING EFFECT. This Option Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Optionee as provided herein.

      IN WITNESS WHEREOF, this Stock Option Agreement has been executed as of this ___ day of ___________ 20___.


                                                    VITROTECH CORPORATION


                                                    By:________________________
                                                       Jess Rae Booth, President


                                                    OPTIONEE:

                                                    ____________________________

                                    EXHIBIT A

                             STOCK OPTION AGREEMENT


OPTION GRANT DATE:

OPTIONEE:

OPTIONEE ADDRESS:


OPTION CHARACTER:

NUMBER OF
OPTION SHARES:

EXERCISE PRICE:

OPTION PERIOD:

VESTING SCHEDULE:



IN WITNESS WHEREOF, this Exhibit A to Stock Option Agreement has been executed and acknowledged as of the day and date indicated.

                                                    VITROTECH CORPORATION

Dated: _____________, 20___
                                                    By:_________________________
                                                       Jess Rae Booth, President


                                                    OPTIONEE:
Dated: _____________, 20___
                                                    ____________________________